State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on August 4, 2025, to Articles of Incorporation for TPT GLOBAL TECH, INC., a Florida corporation, as shown by the records of this office.

The document number of this corporation is M83184.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Fifth day of August, 2025

Cord Byrd
Secretary of State

CR2E022 (01-11)

Articles of Amendment
to
Articles of Incorporation
of

TPT Global Tech, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

M83184

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

_______________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent _______________

____
(Florida street address)

New Registered Office Address: _______________, Florida _______________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

Check if applicable
☐ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	______	______
____ Add			______
____ Remove			______
2) ____ Change	______	______	______
____ Add			______
____ Remove			______
3) ____ Change	______	______	______
____ Add			______
____ Remove			______
4) ____ Change	______	______	______
____ Add			______
____ Remove			______
5) ____ Change	______	______	______
____ Add			______
____ Remove			______
6) ____ Change	______	______	______
____ Add			______
____ Remove			______

E. <u>If amending or adding additional Articles, enter change(s) here</u>:
(Attach *additional sheets, if necessary*). *(Be specific)*

Article IV is amended by the written consent of a majority of the issued and outstanding Common and Preferred Stock as follows:

The number of Preferred Stock authorized to issue is 100,000,000 @ $.001 par value, in such classes or series and with such Rights and Privileges as the Board may declare by filing a Certificate of Designation of a Series of Class of Preferred Stock. The Certificates of Designation of Series A, Series B. Series C, Series D, Series E, Series F and Series G Preferred Stock are attached hereto as Exhibits A, B, C, D, E, F, F and G made part hereof and incorporated herein by this reference (already filed with Florida Secretary of State dated February 6, 2015 for A and B, April 30, 2018 for C, January 14, 2020 (as amended July 6, 2020 and September 15, 2021) for D, January 27, 2022 for E, and June 30, 2024 for F and G and July 29, 2025 for H). In addition, the Certificate of Designation of Series H Preferred Stock as corrected is attached hereto as Exhibit H and is made a part hereof and incorporated herein by reference.

F. <u>If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:</u>
(*if not applicable, indicate N/A*)

The date of each amendment(s) adoption: July 19, 2025, if other than the date this document was signed.

Effective date if applicable: July 19, 2025

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

■ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ________________________________."
(voting group)

Dated July 19, 2025

Signature DocuSigned by: Stephen Thomas

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Stephen J Thomas III

(Typed or printed name of person signing)

CEO and President

(Title of person signing)